UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2013
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Michael Wilson

On April 30, 2013, FMC Corporation (the “Company”) announced the resignation of D. Michael Wilson, President of the Specialty Chemicals Group of the Company. Mr. Wilson's employment with the Company will end on April 30, 2013. In connection with Mr. Wilson's resignation, the Company entered into a Transition Agreement with Mr. Wilson on April 29, 2013 (the “Agreement”).

Pursuant to the Agreement, Mr. Wilson, subject to his execution and non-revocation of a general release of claims in favor of the Company, will receive the following payments and benefits following the cessation of his employment:

(a)	A cash lump-sum severance payment of $946,438, payable on or before May 23, 2013;

(b)	A cash payment of $72,201, in respect of earned but unused, as well as accrued, vacation time;

(c)	Continued group health coverage at his current monthly rate for Mr. Wilson and his eligible dependents for one year;

(d)
Payments under the Company's performance-based cash incentive program based on actual corporate performance during the relevant performance periods, pro-rated in each case to reflect Mr. Wilson's employment for less than the entire performance period; such payments, if any, shall be made within 2 and ½ months following the end of the relevant performance period;

(e)	Continued vesting of the stock option granted to Mr. Wilson on February 17, 2011, and upon vesting such option will remain exercisable until February 17, 2015;

(f)	Continuing exercisability, until April 30, 2014, of all other stock options held by Mr. Wilson to the extent vested as of April 30, 2013;

(g)	Pro-rata vesting of any restricted stock units held by Mr. Wilson based on the days employed during the otherwise applicable vesting period over the full vesting period;

(h)	Reimbursement of legal fees (not to exceed $5,000) incurred by Mr. Wilson in connection with the preparation and negotiation of the Agreement;

(i)	Reimbursement of executive outplacement services (not to exceed $40,000); and

(j)	Reimbursement for financial and tax planning services (not to exceed $10,000).

Additionally, in consideration for the payments and benefits described above, Mr. Wilson agreed to non-competition and non-solicitation covenants that will continue until April 30, 2014, and he also agreed to customary confidentiality, cooperation and non-disparagement provisions.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement by and between D. Michael Wilson and FMC Corporation, dated April 29, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: April 30, 2013	By:	S/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition Agreement by and between D. Michael Wilson and FMC Corporation, dated April 29, 2013.